EXHIBIT 10.36

FORM OF NOTE EXTENSION AGREEMENT

This Note Extension Agreement (“Extension Agreement”), is made and entered into effective as of October 8, 2018 (the “Effective Date”), by and among Accelerated Pharma, Inc., a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Note Holder” and collectively, the “Note Holders”). The Company and the Note Holders are sometimes referred to individually, as a “Party” and collectively, as the “Parties.”

WHEREAS, the Company and Note Holders identified on Schedule A entered into Securities Purchase Agreements (collectively, the “Securities Purchase Agreements” or “SPAs”) and other transaction documents (collectively, “Transaction Documents”) dated as of December 23, 2014, May 8, 2015, June 11, 2015, November 6, 2015, April 20, 2016, April 22, 2016, May 9, 2016, May 27, 2016, July 15, 2016 and the unsigned September 2017 SPA (the April 20, 2016, April 22, 2016, May 9, 2016, May 27, 2016, July 15, 2016 and the unsigned September 2017 SPA, and several other Securities Purchase Agreements with dates ranging between July 2016 through September 2017 2017; and

WHEREAS, pursuant to the Transaction Documents, the Company issued to the Note Holders certain secured convertible notes having maturity date of December 31, 2017 (“Notes”); and

WHEREAS, the Parties understand that the Company is in the process of filing a registration statement on Form S-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) for its initial public offering (“IPO”) of 750,000 units (the “Units”) at a price of $4.00 per Unit, each consisting of one (1) share of common stock, par value $0.00001 (the “Common Stock”) and one (1) Class A Warrant exercisable for a period of five (5) years to purchase one (1) additional share of Common Stock at an exercise price of $4.40 per share; and

WHEREAS, the Parties acknowledge that the Notes may be deemed to be past due and in connection with the completion of the audit of the Company’s consolidated financial statements for the year-ended December 31, 2017 (the “2017 Financial Statements”) and the filing of the Registration Statement, which is anticipated by or about October 10, 2018, the Company has requested and the Note Holders have agreed to: (i) extend the maturity date of the Notes to January 31, 2019 (the “New Maturity Date”), with the understanding that the New Maturity Date may be extended pursuant to a separate written agreement between the Parties; and (ii) waive any Events of Default (as that term is defined in the Transaction Documents) that occurred or may have occurred prior to the date hereof; and

WHEREAS, the Company and Purchasers agree to the extension of the maturity date and the adoption of the New Maturity Date effective December 31, 2017 (the “Effective Date”).

NOW, THEREFORE, the Company and Note Holders hereby agree as follows:

1. The New Maturity Date of the 2014 Notes and the 2015 Notes is extended to January 31, 2019, effective as of December 31, 2017 (the “Effective Date”).

2. As of the Effective Date and only in connection with this Extension Agreement, the undersigned Note Holders waive: (i) any Events of Default that have occurred or may have occurred prior to the date hereof; and (ii) any restrictions contained in the Transaction Documents in order to afford the Company the opportunity to implement and complete the IPO.

3. The undersigned Note Holders each represent to the Company that he/she/it is the holder of the Notes in the amounts set forth on Schedule A hereto, he/she/it has not sold, transferred or otherwise assigned any of the Notes and he/she/it has the authority to enter into and deliver this Extension Agreement.

4. This Extension Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. This Extension Agreement may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Extension Agreement shall be enforceable.

IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Tenth Consent to be executed as of the date first written above.

ACCELERATED PHARMA, INC.
the “Company”

By:	/s/ Michael Fonstein
Name:	Michael Fonstein
Title:	Chief Executive Officer

“PRIOR PURCHASER”

Name of Prior Purchaser: ______________________________________________________________

Signature of Authorized Signatory of Prior Purchaser: _______________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________